Exhibit 4.5

AMENDMENT NO. 1 TO THIRD AMENDED AND
RESTATED SHAREHOLDERS AGREEMENT

This Amendment No. 1 to Third Amended and Restated Shareholders Agreement (this “Amendment”) is made and entered into as of October 1, 2008, by and between REAL D, a California corporation (the “Company”), and the undersigned shareholders of the Company (the “Consenting Shareholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Shareholders Agreement (as defined below).

R E C I T A L S

WHEREAS, the Company, the Consenting Shareholders and certain other shareholders of the Company have heretofore entered into that certain Third Amended and Restated Shareholders Agreement, dated as of December 24, 2007 (the “Shareholders Agreement”);

WHEREAS, Section 10.4 of the Shareholders Agreement provides that the Shareholders Agreement may be amended by a written agreement executed by (i) the Company, (ii) the holders of a majority of the Stock then held by the Series A Holders, (iii) the holders of a majority of the Stock then held by the Series B Holders, (iv) the holders of a majority of the Stock then held by the Series C Holders and (v) the Founders;

WHEREAS, the Company and the Consenting Shareholders constitute each of (i) the Company, (ii) the holders of a majority of the Stock then held by the Series A Holders, (iii) the holders of a majority of the Stock then held by the Series B Holders, (iv) the holders of a majority of the Stock then held by the Series C Holders and (v) the Founders; and

WHEREAS, the Company and the Consenting Shareholders desire to amend the Shareholders Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

SECTION I. Amendments to Definition of “Permitted Transfer”. The Company and the Consenting Shareholders agree that the definition of “Permitted Transfer” set forth in Section 1.1(j) of the Shareholders Agreement is hereby amended to (x) delete the word “and” at the end of clause (iii) of such definition, (y) renumber clause (iv) of such definition to become clause (v) of such definition and (z) insert a new clause (iv) of such definition to read in its entirety as follows:

“              (iv)          any transfers of Stock by Pequot Diversified Master Fund, Ltd. to any Affiliate of Pequot Diversified Master Fund, Ltd. that, at the time of such transfer but prior to giving effect to such transfer, is an existing holder of Stock of the Company; and”

SECTION 2. Governing Law. This Amendment shall be interpreted and enforced in accordance with and governed by the internal laws of the State of California without giving effect to the principles of conflicts of law of such state

SECTION 3. References to the Agreement. Except as amended by this Amendment, all other terms, conditions and covenants of the Shareholders Agreement are hereby confirmed by the parties hereto and remain unchanged and in full force and effect. From and after the date hereof, all references to the “Agreement” contained in the Shareholders Agreement, shall be deemed to be references to the Shareholders Agreement as amended by this Amendment.

SECTION 4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart.

[Signatures Follow]

IN WITNESS WHEREOF, this Amendment was executed as of the date first above written.

COMPANY:

REAL D

/s/ Andrew A Skarupa
Name: Andrew A Skarupa
Title: CFO

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

FOUNDERS:

/s/ Michael Lewis
Michael Lewis

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

/s/ Joshua Greer
Joshua Greer

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

Series A Holding

/s/ Richard Huston
Richard Huston

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

/s/ William D. Budinger
William D. Budinger

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

HOBBIT INVESTMENTS, LLC
By: Sunnyside Mgt, Inc.
Its Manager

/s/ William M. Budinger
Name: William M. Budinger
Title: President

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

SERIES B HOLDERS:

PERSPECTIVE INVESTMENTS, LLC

Name:
Title:

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

Series B Holding

/s/ Richard Huston
Richard Huston

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

/s/ William D. Budinger
William D. Budinger

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

HOBBIT INVESTMENTS, LLC
By: Sunnyside Mgt, Inc.
Its Manager

/s/ William M. Budinger
Name: William M. Budinger
Title: President

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

THE SUSAN BUDINGER LONCKI
SEPARATE PROPERTY TRUST

/s/ Susan Martin Budinger
Name: Susan Martin Budinger
Title: Trustee

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

REAL BIG, LLC

/s/ David L. Morris
Name: David L. Morris
Title: Member

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

/s/ William Charles Powers
William Charles Powers and
Carolyn Clark Powers
/s/ Carolyn Clark Powers

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]

SERIES C HOLDERS:

Shamrock Capital Growth Fund II, L.P.
By: Shamrock Capital Partners II L.L.C.
Its: General Partner

/s/ Stephen D. Royer
Stephen D. Royer
Executive Vice President

[Signature Page to Amendment No. 1 to Third Amended and Restated Shareholders Agreement]